Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of DBG, Bailey, H&J and Stateside after giving effect to the business combinations and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of DBG, Bailey, H&J and Stateside as of June 30, 2021 has been prepared to reflect the effects of the acquisitions as if they occurred on January 1, 2021. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 combine the historical results and operations of Bailey, H&J, Stateside and DBG giving effect to the transaction as if it occurred on January 1, 2020.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of the DBG, Bailey, H&J and Stateside and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, DBG allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

					Pro Forma		Pro Forma
	DBG	H&J	Stateside	Total	Adjustments		Combined
Net revenues	$1,411,934	$980,261	$2,350,362	$4,742,558	$-		$4,742,558
Cost of net revenues	1,224,886	350,004	712,320	2,287,210	-		2,287,210
Gross profit	187,048	630,257	1,638,042	2,455,347	-		2,455,347

Operating expenses:
General and administrative	9,099,978	410,891	605,427	10,116,296	952,903	(a)	11,069,199
Sales and marketing	1,094,103	349,338	609,886	2,053,328	-		2,053,328
Distribution	133,442	-	86,965	220,407	-		220,407
Change in fair value of contingent consideration	3,050,901	-	-	3,050,901	-		3,050,901
Total operating expenses	13,378,424	760,229	1,302,278	15,440,931	952,903		16,393,834

Loss from operations	(13,191,376)	(129,972)	335,764	(12,985,584)	(952,903)		(13,938,487)

Other income (expense):
Interest expense	(1,572,964)	(33,668)	-	(1,606,632)	(318,533)	(b)	(1,925,165)
Other non-operating income (expenses)	(57,213)	-	(12,494)	(69,707)	-		(69,707)
Total other income (expense), net	(1,630,177)	(33,668)	(12,494)	(1,676,338)	(318,533)		(1,994,872)

Income tax benefit (provision)	1,100,120	-	(800)	1,099,320	-		1,099,320
Net income (loss)	$(13,721,433)	$(163,640)	$322,470	$(13,562,603)	$(1,271,436)		$(14,834,039)

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

						Pro Forma		Pro Forma
	DBG	Bailey	H&J	Stateside	Total	Adjustments		Combined
Net revenues	$5,239,437	$2,019,823	$2,542,721	$3,187,512	$12,989,493	$-		$12,989,493
Cost of net revenues	4,685,755	1,020,237	897,873	1,485,726	8,089,592	-		8,089,592
Gross profit	553,682	999,586	1,644,848	1,701,786	4,899,902	-		4,899,902

Operating expenses:
General and administrative	7,149,210	1,439,879	1,044,397	1,192,241	10,825,728	2,353,637	(a)	13,179,365
Sales and marketing	576,469	483,657	1,163,124	838,638	3,061,889	-		3,061,889
Distribution	342,466	-	-	155,483	497,949	-		497,949
Loss on disposal of property and equipment	848,927	-	-	-	848,927	-		848,927
Impairment of intangible assets	784,500	-	-	-	784,500	-		784,500
Total operating expenses	9,701,572	1,923,536	2,207,521	2,186,362	16,018,992	2,353,637		18,372,629

Loss from operations	(9,147,890)	(923,950)	(562,673)	(484,577)	(11,119,090)	(2,353,637)		(13,472,727)

Other income (expense):
Interest expense	(1,599,518)	(25,396)	(92,270)	-	(1,717,184)	(1,177,067	)(b)	(2,894,251)
Gain on forgiveness of debt	-	-	225,388	261,035	486,423	(486,423	)(d)	-
Other non-operating income (expenses)	32,754	-	10,110	-	42,864	-		42,864
Total other income (expense), net	(1,566,764)	(25,396)	143,228	261,035	(1,187,897)	(1,663,490)		(2,851,387)

Provision for income taxes	13,641	-	-	800	14,441	-		14,441
Net loss	$(10,728,295)	$(949,346)	$(419,446)	$(224,341)	$(12,321,428)	$(4,017,127)		$(16,338,555)

UNAUDITED PROFORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

				Pro Forma		Pro Forma
	DBG	Stateside	Total	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,075,921	$241,989	$4,317,910	$1,500,000		$5,817,910
Accounts receivable, net	346,390	127,346	473,736	-		473,736
Due from factor, net	6,859	199,322	206,181	-		206,181
Inventory	1,165,152	517,926	1,683,078	-		1,683,078
Due from related parties	-	97,551	97,551	-		97,551
Prepaid expenses	849,434	12,556	861,990	-		861,990
Total current assets	6,443,756	1,196,690	7,640,446	1,500,000		9,140,446
Deferred offering costs	-	-	-	-		-
Property, equipment and software, net	119,817	-	119,817	-		119,817
Goodwill	16,160,766	-	16,160,766	1,794,989	(c)	17,955,755
Intangible assets, net	11,175,794	-	11,175,794	5,333,127	(a), (c)	16,508,921
Deposits	116,199	9,594	125,793	-		125,793
Total assets	$34,016,332	$1,206,284	$35,222,616	$8,628,116		$43,850,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,307,071	$255,071	$6,562,142	$-		$6,562,142
Accrued expenses and other liabilities	1,615,622	60,051	1,675,673	-		1,675,673
Deferred revenue	172,470	-	172,470	-		172,470
Due to related parties	252,635	-	252,635	-		252,635
Contingent consideration liability	6,539,417	-	6,539,417	-		6,539,417
Convertible notes, current	100,000	-	100,000	-		100,000
Accrued interest payable	801,031	-	801,031	205,200	(b)	1,006,231
Note payable - related party	299,489	-	299,489	-		299,489
Venture debt, current	300,000	-	300,000	-		300,000
Loan payable, current	1,712,000	34,838	1,746,838	-		1,746,838
Promissory note payable	3,500,000	-	3,500,000	-		3,500,000
Total current liabilities	21,599,735	349,960	21,949,695	205,200		22,154,895
Convertible notes	-	-	-	6,500,000	(c)	6,500,000
Loan payable	1,762,639	187,257	1,949,896	-		1,949,896
Venture debt, net of discount	5,701,755	-	5,701,755	-		5,701,755
Warrant liability	78,710	-	78,710	-		78,710
Total liabilities	29,142,839	537,217	29,680,056	6,705,200		36,385,256

Stockholders' equity:
Common stock	1,104	-	1,104	110	(c)	1,214
Additional paid-in capital	51,939,819	-	51,939,819	3,403,086	(c)	55,342,905
Accumulated deficit	(47,067,430)	669,067	(46,398,363)	(1,480,280)		(47,878,643)
Total stockholders' equity	4,873,493	669,067	5,542,560	1,922,916		7,465,476
Total liabilities and stockholders' equity	$34,016,332	$1,206,284	$35,222,616	$8,628,116		$43,850,732

1. Description of Transactions

Bailey 44

Prior to the Merger, Bailey had (a) membership interests consisting of Preferred Units, Common Units and Performance Units (collectively, the “Membership Units”) outstanding and (b) entered into certain Phantom Performance Unit Agreements (the “Phantom Performance Units”). All Preferred Units were held by Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (the “Holders”). As a result of the Merger, (A) each Preferred Unit issued and outstanding immediately prior to the Effective Time of the Merger was converted (and when so converted, was automatically cancelled and retired and ceased to exist) in exchange for the right to receive a portion of (i) an aggregate of 20,754,717 newly issued shares of Series B Preferred Stock, par value $0.0001 per share, of DBG (the “Parent Stock”) and (ii) a promissory note in the principal amount of $4,500,000, (B) all other Membership Units other than the Preferred Units as well as all Phantom Performance Units were cancelled and no consideration was delivered in exchange therefor, and (C) Bailey became the wholly-owned subsidiary of DBG. The Articles of Incorporation were amended to authorize the newly issued shares of Series B Preferred Stock, par value $0.0001 per share, of DBG (the “Parent Stock”).

Of the shares of Parent Stock issued in connection with the Merger, 16,603,773 shares were delivered on the effective date of the Merger (the “Initial Shares”) and four million one hundred fifty thousand nine hundred forty four (4,150,944) shares were held back solely, and only to the extent necessary, to satisfy any indemnification obligations of Bailey or the Holders pursuant to the terms of the Merger Agreement (the “Holdback Shares”).

DBG agreed that if at that date which is one year from the closing date of DBG’s initial public offering, the product of the number of shares of Parent Stock issued under the Merger Agreement multiplied by the sum of the closing price per share of the common stock of DBG on such date as quoted on Nasdaq, the New York Stock Exchange or other stock exchange or interdealer quotation system, as the case may be, plus Sold Parent Stock Gross Proceeds (as that term is defined in the Merger Agreement) does not exceed the sum of $11,000,000 less the value of any Holdback Shares cancelled further to the indemnification provisions of the Merger Agreement, then DBG shall issue to the Holders pro rata an additional aggregate number of shares of common stock of DBG equal to the valuation shortfall at a per share price equal to the then closing price per share of the common stock of DBG as quoted on the Nasdaq, the New York Stock Exchange or other stock exchange or interdealer quotation system, as the case may be. Concurrently, DBG will cause an equivalent number of shares of common stock or common stock equivalents held by affiliated stockholders of DBG prior to the date of the Merger Agreement to be cancelled pro rata in proportion to the number of shares of common stock of DBG held by each of them.

In addition, DBG agreed that at all times from the date of the Merger Agreement until the date immediately preceding the effective date of DBG’s initial public offering, in no event will the number of shares of Parent Stock issued pursuant to the Merger Agreement represent less than 9.1% of the outstanding capital stock of DBG on a fully-diluted basis. DBG agreed that in the event that, at any time prior to the date immediately preceding the effective date of DBG’s initial public offering, the shares of Parent Stock issued pursuant to the Merger Agreement represent less than 9.1% of the outstanding capital stock of DBG on a fully-diluted basis, DBG shall promptly issue new certificates evidencing additional shares of Parent Stock to the Holders such that the total number of shares of Parent Stock issued pursuant to DBG’s Merger Agreement is not less than 9.1% of DBG’s the outstanding capital stock on a fully-diluted basis as of such date.

Harper & Jones

On October 14, 2020, DBG entered into a Membership Interest Purchase Agreement (the “Agreement”) with D. Jones Tailored Collection, Ltd., a Texas limited partnership (“Seller”), to acquire all of the outstanding membership interests of H&J concurrent with the closing of an initial public offering by DBG (the “Transaction”). Pursuant to the Agreement, Seller, as the holder of all of the outstanding membership interests of H&J, exchanged all of such membership interests for a number of common stock of DBG equal to the lesser of (i) $9.1 million at a per share price equal to the initial public offering price of DBG’s shares offered pursuant to its initial public offering or (ii) the number of Subject Acquisition Shares; “Subject Acquisition Shares” means the percentage of the aggregate number of shares of DBG’s common stock issued pursuant to the Agreement, which is the percentage that Subject Seller Dollar Value is in relation to Total Dollar Value. “Subject Seller Dollar Value” means $9.1 million. “Total Dollar Value” means the sum of Existing Holders Dollar Value plus the Bailey Holders Dollar Value plus the aggregate dollar value with respect to all other acquisitions to be completed by DBG concurrently with its initial public offering (including the Subject Seller Dollar Value). “Existing Holders Dollar Value” means $40.0 million. “Bailey Holders Dollar Value” means $11.0 million. In addition, DBG contributed to H&J a $500,000 cash payment that was allocated towards H&J’s debt outstanding immediately prior to the closing of the Transaction. Twenty percent of the shares of DBG issued to Seller at the closing was issued into escrow to cover possible indemnification obligations of Seller and post-closing adjustments under the Agreement.

If, at the one year anniversary of the closing date of DBG’s initial public offering, the product of the number of shares of DBG’s common stock issued at the closing of the Transaction multiplied by the average closing price per share of the shares of DBG’s common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus Sold Buyer Shares Gross Proceeds does not exceed the sum of $9.1 million less the value of any shares of DBG’s common stock cancelled further to any indemnification claims made against Seller or post-closing adjustments under the Agreement, then DBG shall issue to Seller an additional aggregate number of shares of DBG’s common stock equal to the valuation shortfall at a per share price equal to the then closing price per share of DBG’s common stock as quoted on the NasdaqCM (the “Valuation Shortfall”).

Concurrently, DBG will cause a number of shares of DBG’s common stock or common stock equivalents held by certain of its affiliated stockholders prior to the closing of the Transaction to be cancelled in an equivalent Dollar amount as the Valuation Shortfall on a pro rata basis in proportion to the number of shares of DBG’s common stock or common stock equivalents held by each of them. “Sold Buyer Shares Gross Proceeds” means the aggregate gross proceeds received by Seller from sales of Sold Buyer Shares within the period that is one (1) year from the Closing Date. “Sold Buyer Shares” means shares of DBG’s common stock issued to Seller further to the Transaction and which are sold by Seller within the period that is one (1) year from the closing of the Transaction.

Stateside

On August 30, 2021, we entered into a Membership Interest Purchase Agreement (the “MIPA”) with Moise Emquies (“Seller”) pursuant to which we acquired all of the issued and outstanding membership interests of MOSBEST, LLC, a California limited liability company (“MOSBEST” and such transaction, the “MOSBEST Acquisition”). Pursuant to the MIPA, Seller, as the holder of all of the outstanding membership interests of MOSBEST, exchanged all of such membership interests for $5.0 million in cash and a number of shares of our common stock equal to $5.0 million, or 1,101,538 shares (the “Shares”), which number of Shares was calculated in accordance with the terms of the MIPA. Of such amount, $375,000 in cash and a number of Shares equal to $375,000, or 82,615 shares (calculated in accordance with the terms of the MIPA), is held in escrow to secure any working capital adjustments and indemnification claims. The MIPA contains customary representations, warranties and covenants by Seller.

The MOSBEST Acquisition closed on August 30, 2021. Upon closing of the MOSBEST Acquisition and the other transactions contemplated by the MIPA, MOSBEST became a wholly-owned subsidiary of the Company.

In connection with the Stateside acquisition, on August 27, 2021, the Company entered into a Securities Purchase Agreement with Oasis Capital, LLC (“Oasis Capital”) further to which Oasis Capital purchased a senior secured convertible note (the “Note”), with an interest rate of 6% per annum, having a face value of $5,265,000 for a total purchase price of $5,000,000, secured by an all assets of the Company.

The Note, in the principal amount of $5,265,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The Note is convertible at the option of Oasis Capital into shares of the Company’s common stock at a conversion price (the “Conversion Price”) which is the lesser of (i) $3.601, and (ii) 90% of the average of the two lowest VWAPs during the five consecutive trading day period preceding the delivery of the notice of conversion. Oasis Capital is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the Conversion Price set forth in any conversion notice is less than $3.00 per share, the Company, at its sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of its common stock.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transactions were accounted for as a business acquisition whereas Bailey, H&J and Stateside are the accounting acquires and DBG is the accounting acquirer.

3. Consideration Transferred

Bailey 44

Total fair value of the purchase price consideration was determined as follows:

Series B preferred stock	$11,000,000
Promissory note payable	4,500,000
Purchase price consideration	$15,500,000

As a result of the acquisition, DBG recorded intangible assets of $8,600,000, including $7,500,000 attributable to brand name and $1,100,000 attributable to customer relationships. DBG recorded $6,479,218 in goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed.

The following table shows the allocation of the purchase price for Bailey to the acquired net identifiable assets: and pro forma goodwill

Purchase Price Allocation
Assets acquired	$4,705,086
Goodwill	6,479,218
Intangible assets	8,600,000
Liabilities assumed	(4,284,304)
Purchase price consideration	$15,500,000

Harper & Jones

Total fair value of the purchase price consideration was determined as follows:

Purchase Price Allocation
Common stock	$9,100,000
Purchase price consideration	$9,100,000

As a result of the acquisition, DBG recorded pro forma intangible assets of $3,936,030, including $2,218,360 attributable to brand name and $1,717,670 attributable to customer relationships. DBG recorded $9,681,548 in pro forma goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed.

The following table shows the allocation of the purchase price for H&J to the acquired net identifiable assets and pro forma goodwill:

Purchase Price Allocation
Assets acquired	$309,083
Goodwill	9,681,548
Intangible assets	3,936,030
Liabilities assumed	(1,979,603)
Purchase price consideration	$11,947,058

Stateside

Total fair value of the purchase price consideration was determined as follows:

Cash	$5,000,000
Common stock	3,403,196
Purchase price consideration	$8,403,196

As a result of the acquisition, DBG recorded pro forma intangible assets of $5,939,140, including $2,303,060 attributable to brand name and $3,636,080 attributable to customer relationships. DBG recorded $1,794,989 in pro forma goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed.

The following table shows the preliminary allocation of the purchase price for Stateside to the acquired net identifiable assets and pro forma goodwill:

Preliminary Purchase Price Allocation
Assets acquired	$1,206,284
Goodwill	1,794,989
Intangible assets	5,939,140
Liabilities assumed	(537,217)
Purchase price consideration	$8,403,196

4. Pro Forma Adjustments

(a)To recognize depreciation on the acquired entities’ property and equipment, and amortization on the intangible assets recorded as a result of the acquisitions.

(b)To record accrued interest on the promissory note pursuant to the convertible notes.

(c)To record the purchase price allocation of the Stateside pro forma acquisition, including the recognition of goodwill and intangible assets, purchase price consideration by DBG, and elimination of Stateside’s equity. Further, to record the Oasis and First Fire convertible notes, net of discount.

(d)To reverse H&J and Stateside’s gain on forgiveness of debt as this amount was determined to be non-recurring income.